Exhibit 10.28

SECOND AMENDED AND RESTATED PROMISSORY NOTE

$30,295,718.90	New York, New York
July 18, 2003,
as Amended and Restated on October 15, 2003,
and as further Amended and Restated on February 26, 2004

FOR VALUE RECEIVED, the undersigned, SSA GLOBAL TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of General Atlantic Partners 76, L.P., a Delaware limited partnership (the “Lender”), the principal amount of Thirty Million Two Hundred Ninety Five Thousand Seven Hundred Eighteen and 90/100 Dollars ($30,295,718.90) plus interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until such principal amount becomes due, at an interest rate per annum equal to 1.23%, all of which shall be due and payable on November 15, 2005.

On July 18, 2003, the Borrower made identical promissory notes (including the Original Note) (as defined below) (all of such notes, the “Original Notes”) in the aggregate principal amount of $130,077,173.41 to Madeleine, L.L.C., General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and GAPCO GmbH & Co. KG.  On October 15, 2003, Borrower amended and restated each of the Original Notes (all of such Original Notes, including this promissory note, each as amended and restated on October 15, 2003, the “First Amended and Restated Notes”).  On the date hereof, Borrower amended and restated each of the First Amended and Restated Notes (all of such First Amended and Restated Notes, as amended and restated on the date hereof, the “Second Amended and Restated Notes”).

If any amount payable hereunder shall be due on a day on which banks are required or authorized to close in New York City (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

All interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  Notwithstanding any other provision of this Second Amended and Restated Promissory Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.  Both principal and interest are payable in lawful money of the United States and in immediately available funds at the offices of the Lender, at 450 Park Avenue, New York, New York  10022, or at such other place as the Lender shall designate in writing to the Borrower.

The Borrower may, at its option, prepay this Second Amended and Restated Promissory Note, in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid.  Notwithstanding the foregoing or anything to the contrary contained herein, the Borrower may not prepay the other Second Amended and Restated

Promissory Notes, in whole or in part, unless it simultaneously prepays the same pro rata portion of this Second Amended and Restated Promissory Note.

The execution, delivery and performance by the Borrower of this Second Amended and Restated Promissory Note have been duly authorized by all necessary corporate action of the Borrower, do not contravene the terms of its certificate of incorporation or by-laws, as the same may have been amended, and do not violate, conflict with or result in any breach of, or the creation of any lien under, any contractual obligation of, or law or regulation applicable to, the Borrower.

The Borrower agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied, or delivered to the Borrower at the address of the Borrower set forth next to its signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing.  All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender.  No amendment or waiver of any provision of this Second Amended and Restated Promissory Note or any of the other Second Amended and Restated Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

The Borrower acknowledges that this Second Amended and Restated Promissory Note may be transferred and assigned, and that (i) such transfer and assignment shall in no way affect the Borrower’s obligations under this Second Amended and Restated Promissory Note, which will remain in full force and effect, and (ii) any such transferee or assignee shall not be subject to (and the Borrower hereby expressly waives as against any such transferee, assignee or holder of this Second Amended and Restated Promissory Note) any defenses, set-offs, counterclaims or other objections to the payment of this Second Amended and Restated Promissory Note.

The Borrower agrees to pay all costs, including reasonable attorneys’ fees, incurred by the Lender in enforcing payment hereof or of its other rights hereunder and in respect hereof, and hereby waives, to the full extent permitted by applicable law, all rights to plead any statute of limitations as a defense to any action hereunder.

The Borrower hereby waives presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Second Amended and Restated Promissory Note.  The Borrower hereby waives any right of setoff, offset, counterclaim or abatement with respect to, and any other defense or similar right with respect to, payment of its obligations under this Second Amended and Restated Promissory Note.

This Second Amended and Restated Promissory Note amends and restates in its entirety the Promissory Note, dated July 18, 2003, made by the Borrower to the order of the Lender (the “Original Note”), as amended and restated on October 15, 2003 (the “Existing Note”).  This Second Amended and Restated Promissory Note shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrower under the Existing Note, (ii) a release of the Borrower from such obligations, or (iii) a novation of the Existing Note.

The Borrower hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Second Amended and Restated Promissory Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court.  The Borrower (by its acceptance hereof) hereby waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Second Amended and Restated Promissory Note.

This Second Amended and Restated Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Steve Earhart
	Name:	Steve Earhart
	Title:	Executive Vice President & Chief Financial Officer

Address:
500 W. Madison, Suite 1600
Chicago, Illinois 60661
Attention: Steve Earhart
Telephone: 312-258-6000
Telecopier: 312-474-7500